Exhibit 10.3

SECOND AMENDMENT TO LEASE AGREEMENT

The parties to this Second Amendment to Lease Agreement (the “Amendment”) are FOUNTAIN SQUARE OWNER, LLC, a Delaware limited liability company (the “Landlord”), and FLEXSHOPPER, LLC, a North Carolina limited liability company authorized to transact business in Florida (the “Tenant”), who, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, agree as follows:

1. Background.

1.1 Fountain Square Acquisition Company LLC (“Original Landlord”) and Tenant entered into that certain Lease dated August 7, 2013 (as amended, the “Lease”) for Suite 230, Fountain Square, 2600 North Military Trail, Boca Raton, Florid.

1.2 Original Landlord and Tenant entered into that certain First Amendment to Lease Agreement dated February 7, 2014, which, among other things, extended the Lease Term and relocated the Premises to Suite 200, 2700 North Military Trail, Boca Raton, Florida (the “Existing Premises”).

1.3 Landlord is the successor in title and interest to the Original Landlord and is the owner and holder of the Original Landlord’s interest under the Lease.

1.4 The parties have now agreed to expand the Premises to include additional space and wish to amend the Lease on the terms and conditions contained in this Amendment.

2. Definitions. Capitalized terms used but not defined in this Amendment shall have the same definitions given to them in the Lease, unless the context clearly indicates a contrary intent. If there is any conflict between the terms of this Amendment and the Lease, the terms of this Amendment shall control. For purposes of this Amendment, the term “Date of this Amendment” shall mean the date on which this Amendment is executed by the last one of the parties to do so.

3. Landlord’s Notice Address.

FOUNTAIN SQUARE OWNER, LLC

c/o NAI Merin Hunter Codman, Inc.

1601 Forum Place, Suite 200

West Palm Beach, FL 33401

Attention: Jordan D. Paul

Telephone: (561) 471-8000

With a copy to:

FOUNTAIN SQUARE OWNER, LLC

c/o NAI Merin Hunter Codman, Inc.

951 Yamato Road, Suite 102

Boca Raton FL 33431

Attention: Jay M. Grossman

Telephone: 561-394-5200

4. Landlord’s Address for Payments.

Lockbox Mailing Address:

Fountain Square Owner, LLC

P.O. Box 714141

Cincinnati, OH 45271-4141

Lockbox Address for Overnight Delivery (only):

Fountain Square Owner, LLC

Attn: Wholesale Lockbox #714141

895 Central Ave., Suite 600

Cincinnati, OH 45202

5. Tenant’s Notice Address. All notices to Tenant under this Amendment should be sent to 2700 N. Military Trail, Suite 200, Boca Raton, FL 33431.

6. Expansion of Premises.

6.1 General. Upon the Expansion Space Commencement Date (as defined below), the Premises shall be expanded to include Suite 130 located on the first floor of the building located at 2650 North Military Trail, Boca Raton, Florida, which is depicted in the sketch attached to this Amendment as EXHIBIT “A” and made a part of this Amendment (the “Expansion Space”), together with the Existing Premises. The Rentable Area of the Expansion Space is conclusively deemed for all purposes under this Amendment and the Lease to be 2,036 square feet. The Rentable Area of the Premises, being the Expansion Space and Existing Premises, is conclusively deemed for all purposes under this Amendment and the Lease to be 8,839 square feet. This square footage figure includes an add-on factor for Common Areas in the Building and has been agreed upon by the parties as final and correct and is not subject to challenge or dispute by either party. From and after the Expansion Space Commencement Date, whenever the term Premises is used in the Lease or this Amendment it shall mean the Existing Space together with the Expansion Space, and whenever the term Building is used in the Lease or this Amendment, it shall mean the respective building in which the applicable portion of the Premises is located if specific to the use and occupancy of said portion of the Premises, or all buildings which contain a portion of the Premises, as the context may require.

6.2 Expansion Space Commencement Date. The “Expansion Space Commencement Date” or “ESDC” shall mean the earlier to occur of(a) the date when Tenant takes possession of the Expansion Space or any portion of the Expansion Space for the conduct of its business, or (b) April I, 2017. Landlord shall, in accordance with the foregoing and the terms of this Amendment, fix the Expansion Space Commencement Date and shall notify Tenant of the date so fixed. Tenant shall, if Landlord so requests, within ten days of receipt execute a letter confirming the Expansion Space Commencement Date and the expiration date of the Lease substantially in the form of EXHIBIT “B” to this Amendment. The failure of Tenant to execute the letter shall not affect the validity of the Expansion Space Commencement Date as fixed by Landlord.

7. Prepaid Rent and Security Deposit. Upon execution of this Amendment by Tenant, Tenant shall deliver to Landlord (a) $5,700.04 on account of prepaid Rent (Base Rent, Operating Costs, and sales tax for the first month following the rent credit period set forth below) and (b) $5,927.40 as additional Security Deposit to be held by Landlord in accordance with the Lease.

8. Allocated Share. As of the Expansion Space Commencement Date, Tenant’s Allocated Share shall be increased to 3.66%.

9. Base Rent. Effective on the Expansion Space Commencement Date, the Base Rent for the Expansion Space shall be as follows:

Period	Rate P/S/F Per Annum	Monthly Base Rent		Period Base Rent
ESCD - Month 12	$20.50	$3,478.17	*	$41,738.00	*
Months 13 - 24	$21.12	$3,583.36		$43,000.32
Month 25 - 6/30/19	$21.75	$3,690.25		varies

Base Rent amounts shown above do not include applicable sales tax.

* Provided that Tenant is not in default of the Lease beyond any applicable grace period at any time during the rent credit period, Tenant shall have a Rent credit in the amount of the Base Rent owed for the Expansion Space only for the first full calendar month following the Expansion Space Commencement Date, which credit shall be applied to the installment of Base Rent due for the Expansion Space for that month. Accordingly, if the Expansion Space Commencement Date occurs on a day other than the first day of the month, the prorated Rent for the Expansion Space for the first partial month of the Lease Term shall be due on the Expansion Space Commencement Date and the rent credit period shall commence on the first day of the first full calendar month following the Expansion Space Commencement Date and shall expire on the last day of the first full calendar month following the Expansion Space Commencement Date. Tenant shall remain liable for all additional rent owed under the Lease during the rent credit period, such as, but not limited to, Tenant’s Allocated Share of Operating Costs.

10. Condition of Expansion Space. Landlord has made no representation or promise as to the condition of the Expansion Space. Landlord shall not perform any alterations, additions, or improvements in order to make the Expansion Space suitable and ready for occupancy and use by Tenant. Tenant has inspected the Expansion Space, is fully familiar with the physical condition of the Expansion Space, and shall accept the Expansion Space “as is,” “where is,” and “with all faults,” and without any warranty, express or implied, or representation as to fitness or suitability. Notwithstanding the foregoing, Landlord will (a) steam-clean the carpet in the Expansion Space and (b) remove the cabinets in the room located in the back right corner of the Expansion Space, patching and painting walls and repairing carpet where necessary in the areas affected by the removal using Building standard materials; provided, that, such paint and carpet may not match existing finishes within the Expansion Space.

11. No Further Extension or Cancellation. Tenant acknowledges that the Lease contains no further rights to extend or renew the term of the Lease, or to terminate the Lease early, any of which rights are hereby expressly deleted and are of no further force or effect.

12. Ratification. Except as modified by this Amendment, the Lease shall remain otherwise unmodified and in full force and effect and the parties ratify and confirm the terms of the Lease as modified by this Amendment. The Lease, as amended, contains the entire agreement between Landlord and Tenant as to the Premises, and there are no other agreements, oral or written, between Landlord and Tenant relating to the Premises. Tenant certifies: (a) that it has no offsets, defenses, or claims as to Landlord’s or Tenant’s obligations under the Lease; (b) that there are no defaults existing under the Lease on the part of either Landlord or Tenant; and (c) there is no existing basis for Tenant to terminate the Lease. All future references to the Lease shall mean the Lease as modified by any and all prior amendments and by this Amendment.

13. Broker. Landlord and Tenant each represent and warrant that they have neither consulted nor negotiated with any broker or finder regarding the Premises, except NAI/Merin Hunter Codman, Inc. (“Landlord’s Broker”). Landlord shall pay Landlord’s Broker pursuant to a separate written agreement, provided that neither the foregoing nor anything else in the Lease is intended to grant such Broker any rights under the Lease or make it a third party beneficiary of this Amendment. Tenant shall indemnify, defend, and hold Landlord harmless from and against any claims for commissions from any real estate broker other than the Landlord’s Broker with whom it has dealt in connection with this Amendment. Landlord shall indemnify, defend, and hold Tenant harmless against payment of any leasing commission due the Landlord’s Broker in connection with this Amendment and any claims for commissions from any real estate broker other than the Landlord’s Broker with whom Landlord has dealt in connection with this Amendment. The terms of this section shall survive the expiration or earlier termination of the Lease.

14. REIT Provisions.

14.1 Assignments/Subleasing. Without limiting Landlord’s right to withhold its consent to any assignment, sublease or other transfer of the Lease by Tenant as may be set forth in the Lease, and regardless of whether Landlord shall have consented to any such transfer, neither Tenant nor any other person having an interest in the possession, use, or occupancy of any portion of the Premises shall enter into any lease, sublease, license, concession, assignment, or other transfer or agreement for possession, use, or occupancy of all or any portion of the Premises which provides for rental or other payment for such use, occupancy, or utilization based, in whole or in part, on the net income or profits derived by any person or entity from the space so leased, used, or occupied, and any such purported lease, sublease, license, concession, assignment, or other transfer or agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the Premises. There shall be no deduction from the rental payable under any sublease or other transfer nor from the amount of the rental passed on to any person or entity, for any expenses or costs related in any way to the subleasing or transfer of such space.

14.2 REIT Status. It is intended that all rent payable to Landlord under the Lease shall qualify as “rent from real property” within the meaning of Section 856(d) of the Internal Revenue Code of 1986, as amended (the “Code”) and the Department of the U.S. Treasury Regulations promulgated hereunder (the “Regulations”). Should the Code or the Regulations, or interpretations of either by the Internal Revenue Service in revenue rulings or other similar public pronouncements, be changed so that any rent under the Lease no longer qualifies as “rent from real property” for purposes of Section 856(d) of the Code and Regulations, or any successor provision, that rent shall be adjusted in any manner the Landlord may require so that it will so qualify. Any adjustments required under this section shall be made so as to produce the equivalent (in economic terms) rent as payable before the adjustment and shall not increase Tenant’s monetary obligations as originally provided in the Lease or decrease Tenant’s rights under the Lease or result in any other adverse impact on Tenant, financial or otherwise. The parties shall execute any further instrument as may be reasonably required by Landlord in order to give effect to these provisions.

15. Miscellaneous Provisions. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed it and delivered it to Tenant. This Amendment constitutes the final agreement between the parties. It is the complete and exclusive expression of the parties’ agreement on the matters contained in this Amendment. All prior and contemporaneous negotiations and agreements between the parties on the matters contained in this Amendment are expressly merged into and superseded by this Amendment. The provisions of this Amendment may not be explained, supplemented, or qualified through evidence of trade usage or a prior course of dealings. The parties may amend this Amendment only by a written agreement of the parties that identifies itself as an amendment to this Amendment or the Lease. The parties may execute this Amendment in multiple counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. The signatures of all of the parties need not appear on the same counterpart, and delivery of an executed counterpart signature page by facsimile or in PDF format is as effective as executing and delivering this Amendment in the presence of the other parties to this Amendment. This Amendment is effective upon delivery of one executed counterpart from each party to the other party. In proving this Amendment, a party must produce or account only for the executed counterpart of the party to be charged. Whenever placed before one or more items, the words “include,” “includes,” and “including” shall mean considered as part of a larger group, and not limited to the item(s) recited. Each party has reviewed this Amendment and all of its terms with legal counsel, or had an opportunity to review this Amendment with legal counsel, and is not relying on any representations made to him by any other person concerning the effect of this Amendment. This Amendment shall be interpreted without regard to any presumption or rule requiring construction against the party causing this Amendment to be drafted. No inference shall be drawn from the modification or deletion of versions of the provisions of this Amendment contained in any drafts exchanged between the parties before execution of the final version of this Amendment that would be inconsistent in any way with the construction or interpretation that would be appropriate if the prior drafts had never existed.

16. NO RELIANCE; INCONTESTABILITY. EACH PARTY AGREES IT HAS NOT RELIED UPON ANY STATEMENT, REPRESENTATION, WARRANTY, OR AGREEMENT OF THE OTHER PARTY EXCEPT FOR THOSE EXPRESSLY CONTAINED IN THIS AMENDMENT, AND EACH PARTY HEREBY WAIVES AND RELEASES ALL CLAIMS AND CAUSES OF ACTION FOR FRAUD IN THE INDUCEMENT OR PROCUREMENT OF THIS AMENDMENT, IT BEING THE PARTIES’ INTENT THAT THIS AMENDMENT BE INCONTESTABLE ON ACCOUNT OF ANY CLAIM OF FRAUD, OR FOR ANY OTHER REASON. THE FOREGOING WAIVER AND RELEASE IS MADE BY EACH PARTY IN CONSIDERATION OF THE OTHER PARTY’S RECIPROCAL WAIVER AND RELEASE, AND IS A MATERIAL INDUCEMENT FOR EACH PARTY IN ENTERING INTO THIS AMENDMENT.

[Signatures on following page]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the Date of this Amendment.

WITNESS:	LANDLORD:

FOUNTAIN SQUARE OWNER. LLC, a Delaware limited liability company
Signature of Witness 1

By:
Print name of Witness 1	Name:
Title:

Signature of Witness 2	Date Executed: ____________

Print name of Witness 2
TENANT:
/s/ Kaimi Jones
Signature of Witness 1	FLEXSHOPPER, LLC, a North Carolina limited liability company

Kaimi Jones	By:	/s/ Brad Bernstein
Print name of Witness 1	Name:	Brad Bernstein
	Title:	CEO
/s/ Tesha Paul
Signature of Witness 2	Date Executed: 3-14-17

Tesha Paul
Print name of Witness 2

REAFFIRMATION AND MODIFICATION OF GUARANTY

The undersigned Guarantor joins in the execution of Second Amendment to Lease Agreement to which this agreement is attached and specifically agrees as follows:

The undersigned Guarantor acknowledges that it has read and agrees to be bound by all of the terms of the Second Amendment to Lease Agreement.

The undersigned Guarantor represents and warrants that it has no claims, offsets, or defenses whatsoever as to any of his obligations under the Guaranty executed by it in connection with the Lease.

The undersigned Guarantor restates, reaffirms, and confirms all of the terms and provisions of the Guaranty, including, but not limited to, all of the representations and warranties set forth in the Guaranty, all of which shall remain unmodified and in full force and effect, except that the Guaranty shall now include all amounts which may become due Landlord under the Lease, as modified by the Second Amendment to Lease Agreement. The undersigned Guarantor guaranties payment of all such amounts in the manner and under the terms of the Guaranty.

LANDLORD AND GUARANTOR KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM INVOLVING ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE GUARANTY AND THE LEASE

WITNESSES	FLEXSHOPPER, INC., a Delaware corporation, f/k/a
ANCHOR FUNDING SERVICES, INC.
/s/ Tesha Paul
Signature of Witness 1	By:	/s/ Brad Bernstein for Flexshoppers, Inc.
	Name:	Brad Bernstein
Tesha Paul	Title:	CEO
Print name of Witness 1
[CORPORATE SEAL]
/s/ Kaimi Jones
Signature of Witness 2	Guarantor’s Address:

Kaimi Jones	2700 N Military Trail Suite 200
Print name of Witness 2	Boca Raton FL 33431
Date: 3-14-17

R-1

EXHIBIT “A”

 LOCATION OF EXPANSION SPACE

The above plan is for location of the expansion Space only and is not a representation by Landlord as to any other improvements shown.

A-1

EXHIBIT “B”

(Commencement Date Letter)

FOUNTAIN SQUARE OWNER, LLC

c/o NAI Merin Hunter Codman, Inc., 1601 Forum Place, Suite 200
West Palm Beach, Florida 33401

_______________, 2017

FLEXSHOPPER, LLC

2700 North Military Trail, Suite 200

Boca Raton, Florida 33431

Re:	Second Amendment to Lease Agreement dated ________ by and between FOUNTAIN SQUARE OWNER, LLC, as Landlord, and FLEXSHOPPER, LLC, as Tenant (the “Lease”)

Dear__________:

Under Section 6.2 of the Second Amendment to Lease Agreement, this will confirm that:

1. All Tenant Improvements required under the terms of this Amendment have been satisfactorily performed in accordance with the terms of this Amendment and as of the date of this notice Tenant has inspected the Expansion Space and accepted the Expansion Space “as-is”, “where-is”; and

2. The Expansion Space Commencement Date is_______________.

WITNESSES:	LANDLORD:

FOUNTAIN SQUARE OWNER, LLC, a Delaware limited liability company
Signature of Witness 1

By:
Print name of Witness 1	Name:
Title:

Signature of Witness 2	Date Executed: _____________

Print name of Witness 2

TENANT:

ACKNOWLEDGED AND AGREED:

FLEXSHOPPER, LLC,

a North Carolina limited liability company

By:	[SAMPLE]
Name:
Title:

B-1